                                                                    Exhibit 21.1

                              LIST OF SUBSIDIARIES
                              (As of July 24, 1998)

                                                                          Country of                            Percentage of
Name of Subsidiary                                                        Incorporation                         Voting Power
------------------                                                        -------------                         -------------
Metallurg, Inc.                                                           Delaware                              100

Shieldalloy Metallurgical Corporation                                     Delaware                              100

Elektrowerk Weisweiler GmbH                                               Germany                                98

Metallurg (Canada) Limited                                                Quebec                                100

MIR (China), Inc.                                                         Delaware                              100

Metallurg Holdings Corporation                                            New Jersey                            100

Metallurg Services, Inc.                                                  New York                              100

London & Scandinavian Metallurgical Co. Limited                           England                               100

The Aluminum Powder Company Limited                                       England                               100

Metallurg South Africa (Pty.) Limited                                     South Africa                          100

Turk Maadin Sirketi                                                       Turkey                                100

GfE Gesellschaft fur Elektometallurgie mbH                                Germany                                99.19

GfE Umwelttechnik GmbH                                                    Germany                               100

Keramed Medizintechnik Gmbh                                               Germany                               100

GfE Metalle und Materialien GmbH                                          Germany                               100

GfE Giesserei- und Stahlwerksbedarf                                       Germany                               100

RZM-Recyclingzentrum Mittelfranken GmbH                                   Germany                                75

Companhia Industrial Fluminense                                           Brazil                                100

Metallurg S.P. Ind. Com. de Metais Ltda.                                  Brazil                                100

Ferrolegeringar Aktiengesellschaft                                        Zurich,                               100
                                                                           Switzerland

Metalchimica S. r.l.                                                      Italy                                  95

Ferrolegeringar Metallurg Yugoslavia                                      Serbia                                100

FAG Poland Sp. z.o.o.                                                     Poland                                100

Metallurg Rijeka                                                          Slovenia




                                                                           Country of                           Percentage of
Name of Subsidiary                                                        Incorporation                         Voting Power
------------------                                                        -------------                         -------------
Aktiebolaget Ferrolegeringar                                              Sweden                                100

Metallurg International Resources GmbH                                    Germany                               100

Metallurg (Far East) Limited                                              Japan                                 100

Montanistica S.A.                                                         Zug,                                  100
                                                                           Switzerland

Metallurg Mexico S.A. de C.V.                                             Mexico                                100



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